UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

May 22, 2014
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2014 Annual Meeting:

		Votes For	Votes Against/Withheld	Broker Non-Votes
1.	Election of Directors

	Jason M. Andringa	29,753,339	710,249	4,142,950
	Thomas S. Everist	30,245,756	217,833	4,142,950
	Mark E. Griffin	30,223,979	239,610	4,142,950
	Kevin T. Kirby	24,850,416	5,613,173	4,142,950
	Marc E. LeBaron	30,349,547	114,042	4,142,950
	Cynthia H. Milligan	29,611,993	851,595	4,142,950
	Daniel A. Rykhus	30,252,696	210,892	4,142,950

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
2.	A non-binding advisory vote the compensation of our executive officers disclosed in the proxy statement.	29,735,627	380,714	347,248	4,142,950

		Votes For	Votes Against/Withheld	Abstentions
3.	Ratification of the appointment of PricewaterhouseCoopers as the Independent Registered Public Accounting Firm.	34,475,112	90,692	40,735

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the executive compensation has been approved, and PricewaterhouseCoopers, LLP has been ratified as the company’s accounting firm.

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Stephanie Herseth Sandlin
General Counsel and Vice President - Corporate Development

Date: May 28, 2014